Exhibit 99.1

                 LTX Announces First Quarter Financial Results

     WESTWOOD, Mass.--(BUSINESS WIRE)--Nov. 16, 2004--LTX Corporation (Nasdaq:
LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fiscal first quarter ended October 31, 2004. The results were in line with the Company's updated guidance provided on November 1, 2004.
     Sales for the quarter were $43,033,000, down 47% from prior quarter sales of $80,434,000. Net loss for the quarter was $(61,673,000), or $(1.01) per share on a GAAP basis, which included excess and obsolete inventory and restructuring charges totaling $50,572,000, or $(0.83) per share, compared to a net income for the 2004 fourth fiscal quarter of $8,896,000, or $0.14 per share on a GAAP basis. Sales were $46,619,000 for the first quarter of fiscal year 2004 and net loss was $(9,806,000), or $(0.19) per share on a GAAP basis. Orders for the first quarter of fiscal 2005 were $29 million yielding a book-to-bill ratio of
0.67 to 1.
     Roger W. Blethen, chairman and chief executive officer, commented, "Although it wasn't clear a quarter ago, the semiconductor test equipment industry is in a steep cyclical downturn. For LTX, the decline in revenues and earnings paralleled the sudden drop-off in market conditions. Early in our first quarter we acted decisively, cutting costs and scaling back our build plan. At the end of the quarter, as it became certain that the industry was in recession and given the shift to second generation Fusions, we reevaluated the salability of our inventory and reserved accordingly."
     "We remain committed to our core strategies of R&D centered on developing single-platform test technology, marketing focused on emerging IC technologies at leading semiconductor manufacturers, and outsourced-manufacturing. Our outsourced-manufacturing model and product-mix shift toward second-generation Fusions delivered a higher gross margin for the Company when compared to similar revenues a year ago. We also continued winning new customers at a high rate with an additional six companies choosing Fusion during the quarter. We believe these strategies will continue to serve the Company well and enable us to capitalize on improving market conditions as they occur."

     Second Quarter 2005 Outlook

     Revenue is expected to be in the range of $31 million to $34 million, with gross margin of approximately 30%. The earnings per share is projected to be a loss in the range of $(0.26) to $(0.28). This guidance does not include any provisions for restructuring or other special charges.
     The Company will conduct a conference call today, November 16, 2004, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through November 29, 2004 via telephone by dialing 888.286.8010; passcode 29645528 or by visiting our web site at www.ltx.com.

     "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

     LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.

     LTX and Fusion are registered trademarks of LTX Corporation.


                            LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                            (In thousands)

                                                 October 31,  July 31,
                                                    2004       2004
                                                 ----------  ---------
  ASSETS
  Current assets:
     Cash and Cash equivalents                     $59,692    $95,112
     Marketable Securities                         146,573    149,601
     Accounts receivable - trade                    26,009     32,961
     Accounts receivable - other                     7,449     11,494
     Inventories                                    40,554     69,220
     Prepaid Expense                                 7,423      9,828
                                                 ----------  ---------
        Total current assets                       287,700    368,216

  Property and equipment, net                       72,760     71,329
  Goodwill and other intangible assets              15,588     15,763
  Other assets                                       3,933      4,256
                                                  ---------  ---------
                                                  $379,981   $459,564
                                                  =========  =========

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
     Current portion of long-term debt                $162       $321
     Accounts payable                               21,017     37,438
     Deferred revenues and customer advances         3,087      3,520
     Deferred gain on leased equipment               6,298      6,852
     Other accrued expenses                         26,436     27,179
                                                  ---------  ---------

        Total current liabilities                   57,000     75,310
                                                  ---------  ---------


  Long-term debt, less current portion             150,000    150,000
  Stockholders' equity                             172,981    234,254
                                                  ---------  ---------

                                                  $379,981   $459,564
                                                  =========  =========


                            LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

                              (Unaudited)
            (In thousands, except earnings per share data)

                                Three Months Ended
                                    October 31,
                               ---------------------
                                  2004        2003
                               ---------   ---------

 Net sales                      $43,033     $46,619

 Cost of sales                   28,234      32,523

 Inventory related provision     47,457           -
                               ---------   ---------

        Gross margin            (32,658)     14,096

 Engineering and product
  development expenses           17,640      16,579


 Selling, general and
  administrative expenses         7,879       6,382

 Reorganization costs             3,115           -
                               ---------   ---------

        Loss from operations    (61,292)     (8,865)

 Interest income (expense),
  net                              (381)       (941)
                               ---------   ---------

 Net loss                      $(61,673)    $(9,806)
                               =========   =========


 Net loss per share
  Basic                          $(1.01)     $(0.19)
  Diluted                        $(1.01)     $(0.19)


 Weighted average shares:
  Basic                          60,987      51,797
  Diluted                        60,987      51,797


     CONTACT: LTX Corporation
              Mark Gallenberger, 781-467-5417
              Mark_Gallenberger@ltx.com
              www.ltx.com